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                                                                   Exhibit 10.29

                            INSTRUMENT OF ASSUMPTION

            THIS INSTRUMENT OF ASSUMPTION (this "Instrument of Assumption"), executed and delivered on this 30th day of June, 1999, by Avis Fleet Leasing and Management Corporation, a Texas corporation ("Acquiror Sub") and a wholly owned subsidiary of Avis Fleet Rent A Car, Inc., a Delaware corporation ("Acquiror"), in favor of PHH Holdings Corporation, a Texas corporation ("Holdings") and a wholly owned subsidiary of PHH Corporation, a Maryland corporation ("Parent").

                              W I T N E S S E T H:

            WHEREAS, Acquiror, Acquiror Sub, Parent and Holdings are parties to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of May 22, 1999, as amended by the Amendment to the Agreement and Plan of Merger and Reorganization, dated as of June 30, 1999, providing for the merger of Acquiror Sub and Holdings (the "Merger") pursuant to the Texas Business Corporation Act (the "TBCA"), on the terms and subject to the conditions set forth therein (capitalized terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement);

            WHEREAS, as a material part of the Merger Consideration, the Merger Agreement requires that Acquiror Sub assume and agree to perform, pay or discharge or cause to be performed, paid or discharged the Transferred Liabilities allocated to, assumed by and vested in Acquiror Sub in the Merger, including, without limitation, the Holdings Indebtedness (as hereinafter defined).

            NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Acquiror Sub agrees as follows:

            1. Subject to the terms and conditions contained in Section 2.2 of the Merger Agreement, Acquiror Sub hereby undertakes, assumes and agrees to perform, pay or discharge in accordance with their terms, to the extent not heretofore
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performed, paid or discharged, all liabilities and obligations of Holdings arising out of or related to the indebtedness of Holdings to Parent, which, on the date hereof, shall not exceed an aggregate principal amount of $1,438,000,000 (the "Holdings Indebtedness") pursuant to the Loan Agreement dated January 13, 1999 between Holdings and Parent, including, without limitation, the obligation to repay any and all Loans (as defined in such Loan Agreement) upon demand in accordance with the terms of the Merger Agreement.

            2. From and after the date hereof, until the repayment in full of the Holdings Indebtedness, at the request of Holdings, Acquiror shall, and shall cause the Acquiror Sub Surviving Corporation to, take such action to more effectively assume and vest in the Acquiror Sub Surviving Corporation the Holdings Indebtedness, including, without limitation, executing such documents, instruments and agreements with third parties as may be reasonably necessary for the Acquiror Sub Surviving Corporation to assume all of Holdings' obligations under the Holdings Indebtedness.

            3. This Instrument of Assumption shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.

            4. This Instrument of Assumption shall be enforceable against the successors and assigns of Acquiror Sub and shall inure to the benefit of the successors and assigns of Holdings.


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            IN WITNESS WHEREOF, this Instrument of Assumption has been duly executed and delivered by the undersigned duly authorized officer of Avis Leasing and Management Corporation on the date first above written.


                                 AVIS FLEET LEASING AND MANAGEMENT
                                       CORPORATION



                                  By: __________________________________
                                      Name:
                                      Title:


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